SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2019

ACHIEVE LIFE SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	033-80623	95-4343413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 W. Broadway, Suite 400 Vancouver, BC		V6H 4B1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 736-3678

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Entry into New Lease

On January 4, 2019, Achieve Life Sciences Technologies Inc. (the “Tenant”), a subsidiary of Achieve Life Sciences, Inc. (the “Company”), finalized and executed an office lease (the “New Lease”) with 0846869 B.C. Ltd. (the “Landlord”), pursuant to which the Tenant will lease approximately 2,367 square feet located at Suite 1030, The Grosvenor Building, 1040 West Georgia Street, Vancouver, B.C., commencing on February 1, 2019. The initial term of the New Lease will expire on January 31, 2023, with an option to extend the term for one further four-year period, at a base rent as agreed upon between the parties and which shall in no event less than the base rent payable in the last year of the initial term. The monthly base rent for the premises will be approximately $7,000 commencing on February 1, 2019, and on February 1, 2021 will increase up to approximately $7,200. The Landlord has agreed to provide the Tenant with a construction allowance of approximately $19,000. The Tenant will also be obligated to pay a security deposit of approximately $25,000, of which half will be applied to the first monthly rent payments, and the remaining amount will be held without interest until the end of the term by the Landlord, for the fulfilment of any obligations of the Tenant under the New Lease.

The New Lease is entered into following the expiration of the Company’s prior lease in Vancouver, B.C. in January 2019.

The foregoing description of the New Lease is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual New Lease, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACHIEVE LIFE SCIENCES, INC.
Date: January 22, 2019	/s/ John Bencich
John Bencich Chief Financial and Operating Officer

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